Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258018 on Form S-1 of our report dated March 3, 2022, relating to the financial statements of PLAYSTUDIOS, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, NV

March 3, 2022